Exhibit 99.2

Farmer Bros. Annual Meeting of Stockholders, December 6, 2007

Edited Opening Remarks by:

Rocky Laverty, President and Chief Executive Officer of Farmer Bros.

Thank you, John – and, again, thank you, Guenter.

I have now been with Farmer Bros. For almost a year and a half, I have had the real pleasure of working side by side with Guenter Berger and the rest of our management team and board of directors. And, thanks to them, I have gained a very up close and personal understanding of our Company, its history, its successes, its strengths, its opportunities for the future and the obstacles in our way.

I especially want to thank Guenter for giving me such a thorough understanding of how the Company has grown and developed over the past 95 years. He has helped me appreciate, in real depth, the pride and commitment of all of our employees.

What I have seen, first-hand, is that we have an inspired and committed leadership team, and we have a large number of dedicated employees – and, together, they have created an organization that is poised to enter its second century with a bright future.

I have come to appreciate the genius and talent of Roy Farmer in developing and maintaining a line of products that are second to none in the industry. And, I have seen, first hand, the strengths we have in distribution, sales, manufacturing and quality control – these are the foundations upon which we will be building for the future.

During the past several months, as part of our planning process, we have taken a hard look at our strengths and our weaknesses. We have developed a plan to position our Company to be sustainable for the long term – to grow once again.

As a part of this planning process, we also took a hard look at our industry as a whole … our competitors … our customers – and the key trends that could re-shape this industry in the future.

We believe that, as a result of this analysis, we have developed a clear understanding of the opportunities that await us, the threats that we face and the strategies we must implement to be successful.

Some conclusions were obvious, but let me share them with you:

1.             The coffee industry is changing. You might call it the Starbucks phenomenon or the Gen-x impact, but it’s more than just that, and these trends have been brewing for many years now.

The fastest growing sector of the coffee industry is the “specialty coffee” sector. Everyone, big and small, is attempting to take advantage of this change.

From McDonalds – with new products that present a direct threat to Starbucks - to Proctor and Gamble – with its new packaging and specialty products to roasters like Intelligensia Coffee in Chicago, which today is offering a specialty coffee that it purchased at auction for $130 a pound green, a price that even the most selective gourmet coffees wouldn’t have dreamed of paying three years ago.

We moved quickly to position ourselves in the specialty coffee sector with our acquisition, earlier this year, of Coffee Bean International.

We believe they are a perfect complement to our existing business. They bring us expertise in customer segments we are not serving. We give them strengths in distribution, equipment and manufacturing and capital base. Together, we both will be stronger.

2.             As we move into our second century we must continue to invest in our operations, our products and our people.

We are making planned investments in our manufacturing capabilities both in Torrance and in Portland. These investments will ensure that we maintain our competitive edge in our manufacturing efficiency and new product development. We have always been a leader in manufacturing and R&D innovations. That is one of Mr. Farmer’s enduring legacies. In any business today the best companies are the lowest cost and the highest quality operators.

3.             Our distribution system is second to none in our industry. It’s a tremendous asset and a real advantage over our competition. Route sales, Custom Coffee Plan and now CBI all use this asset to better serve our customers. But we must continue to invest in improving this asset — expanding our national coverage — so there are no customers we can’t handle. With this asset our mission—we sell great products one customer at a time — can be guaranteed.

4.             Our products are terrific. Whether it be our restaurant quality “sierra blend” or a specialty fair trade Ethiopian yergacheffe our coffee offerings are the right products for each individual customer. Our allied products are the same. Whether cocoa, tea, biscuit mix or spices the Farmer Brothers quality is the best. We must continue to develop new products, new packaging and new marketing support to ensure that we have what our customers need. If their business grows, so will ours.

5.             And last, but certainly not least, our people –their loyalty, commitment and dedication is second to none. Not many companies today can boast of the 25, 35, 45, or in the case of Guenter Berger, 47 year employee. We must build on this strength—investing in our human resources through training, competitive compensation, and continued recognition of the unique character of our people and our Company.

I think the most encouraging aspect of our review process was this conclusion:  Farmer Bros. is a strong Company with valuable assets and people.

We are adjusting our course to take advantage of the opportunities we see in the market, and we have sufficient capital to invest in important parts of our business – that is - we have the capital and the will to make the investments that are needed to make us stronger.

So today we look forward to our future with great anticipation and positive energy. I am grateful to Guenter and the board for having the confidence in me to be part of the Farmer Brothers tradition. I would also like to thank our former Director John Samore, for his 4 years of dedicated service and wise counsel to me and the board.

Finally, in closing, let me add that we are thankful to our shareholders for understanding and supporting our efforts to make your Company stronger.

We appreciate the confidence that you expressed in us when you approved proposal 3 on today’s ballot – and we appreciate the mandate that you have placed on us to drive this Company into the future and to create value for ALL shareholders.

Now, I’d like to turn the chair over to John Simmons, our CFO, who will deliver, as he has for several years now, our state-of-the-Company presentation. At the conclusion of his remarks, we both will be available to address any questions.

Thanks

Farmer Bros. Annual Meeting of Stockholders, December 6, 2007

Management’s Report On The State of the Company

Edited Address delivered by:

John Simmons, Treasurer and Chief Financial Officer of Farmer Bros.

Looking Ahead

With the arrival of 2008, we are only 4 years away from completing Farmer Brothers Coffee’s first 100 years. A great deal has happened in the 27 years since I joined the Company, but this milestone anniversary, though a few years away, is very much on the minds of many of us.

We remember our past – and draw strength from it – because much of the “way we do business” today grew out of those early years.

Decades ago, Mr. Farmer, who passed away only a few years ago, introduced innovations that gave our business some of its competitive advantages: he expanded our route delivery approach, putting us in closer touch with our customers; he developed and perfected many of the coffee blends that we sell today; he was one of the first to recognize the benefits of switching to continuous roasters and high-speed packaging; and he encouraged the growth of the allied products in our product mix, which now generate much of our sales. Each of his innovations matured and stand as foundations of today’s Company.

But this Company’s foundations run deeper still. When I came here, veterans still talked about another Mr. Farmer – the Farmer who, with his brother, founded the Company in 1912. In his day the Company worked out of what is now our Brewmatic facility in Los Angeles on Main Street, near USC and just south of downtown. Back then, drivers of the Company’s panel trucks would return from a day of deliveries and find Mr. Farmer waiting at the door. He would shake the hand of each returning driver – and, pulling each driver close, he would ask: “What did you do for Farmer Bros. today?”

In the past year, we’ve brought back this question – with both its short-term urgency and its call for long-term strategies to improve our business.

That is a question we know that you, as stockholders, should be asking us today.

In our annual meetings in the past, we have tried to make a balanced presentation: we have discussed the Company’s challenges and how we are trying to overcome them, and we have tried to remind you of the Company’s strengths: its people, its core business and its capital. In recent years, we have ended by reminding you that our goal is to launch this Company strongly into its second Century. Today, you will hear many of those same themes. But, as each year passes, we feel a greater sense of urgency as we consider Mr. Farmer’s question from more than half a century ago.

The urgency grows, partly, out of our results.

Our sales have been relatively flat for more than half a dozen years. Unit volumes have declined for many products, but we have also passed through higher prices for many of our products, especially those that are commodity driven. Our sales teams are winning new customers, but they also are seeing an erosion of business as our many long-time customers, the independent restaurants, lose market share to bigger and stronger chain operations.

In the face of these challenges, we’ve maintained our base of employees and our infrastructure, including our far-reaching route system. In recent years, we have continued to invest to upgrade our operations – and, soon, we will go on line with our mobile sales system, giving us a tool to be even more efficient and effective in selling to our customers.

But the simple fact is that, in spite of all the hard work of past years, we are not satisfied with the results. As a Company we have been profitable, but we have sustained continuing operating losses since 2005.

Our goal is to pass this Company on to future generations and we realize that no business can prosper over the long term if its core operations continue to lose money.

This is reality. It’s a cause for real concern. It calls for meaningful change.

While recognizing these immediate challenges:  we – the management team of this Company – continue to be optimistic about the future, and we do believe that Farmer Bros. can extend its legacy well into the next century.

In fact, this Company’s infrastructure – including its route system – can handle a larger volume of sales without adding nearly as much to its costs. In business terms, we believe we have the opportunity of gaining “operating leverage.”

By accelerating growth and adding new sales, the operations of Farmer Bros. would once again generate the profit level required to sustain and continue to grow this business.

Indeed, Rocky and I – and many others – are here today because we believe, strongly, in this Company’s future – and that Mr. Farmer set in place a foundation upon which to build a very successful future for all of us.

To help everyone understand where we are going and how we intend to achieve our goals, we would like to spend a few minutes talking about the industry environment.

Our industry is fragmented. We compete with food giants like Kraft, Proctor & Gamble and Sara Lee – and we also compete with a host of regional roasters. We try to compete with the giants by offering closer and more personal service, while also competing against the smaller players with our broader range of products and services and our better infrastructure and systems and means of distribution. Throughout this group of wholesalers, we are not alone in the struggle for sales and profits, but we believe that – even in this environment – there will be winners, and that we can be one of the winners.

Although our competitors are diverse, our customers and potential customers are even more diverse:  they include large chain operators, small chain operators and independent operators of restaurants.

As we looked hard at industry trends during our planning process, we have had to face the fact that most of our sales are coming from independent restaurant and food service operators – many of which are small Mom-and-Pop operations. Once, they made up the majority of our potential market. But, in recent years, they have been overtaken by the major chains. One recent industry publication reported a few months ago that, over the last seven years, the share of the restaurant market that was served by independents fell from 36 percent to 30 percent (a 16% decline). These independents have been losing their market share to the large restaurant chains. Trying to grow while selling into a shrinking market is extremely difficult, and as a result, our focus has changed.

Two years ago we established a national accounts group that focuses solely on the task of getting sales from major chain restaurants and food service operators. We began repackaging our products, identifying the right items for this new customer target and pursuing what is admittedly a long sales cycle for these larger accounts. Recently we have begun to see the fruit of this effort – we are pleased to report that we have signed new accounts with both a large restaurant chain and a national health-care provider. Many other potential new accounts are also in queue and we are confident that we are well positioned to win our fair share. We will continue to develop this area: major chains now compose the majority of all restaurants, and they make up a market where we simply must compete.

Another trend we noted was a shift in consumer taste.

According to the National Coffee Association, more than three out of four adult Americans say that they drink coffee either daily or regularly. This is a significant number of people – but, unfortunately, the amount of coffee that Americans consume has declined considerably since the 1960s. People are drinking less coffee in general and they also have been using less coffee per drink and they have turned more to the milky specialty coffee drinks.

Some of you have commented to me that the big retailers like Starbucks have been growing, apparently in the face of this trend. I would like to point out two things. First, Starbucks is a restaurant chain that competes with our customers and, second, it represents the portion of our industry that is showing real growth - specialty coffees. Not only that, it appears from news reports that even Starbucks is beginning to show the first signs of market saturation.

The legacy coffee blends of Farmer Bros. are considered to be traditional coffee blends. Traditional blends account for close to 90% of all the coffee consumed in this country.

The specialty coffees were largely born in the nation’s coffee houses. While the demand for coffees with our traditional taste profile has been flat to down a little – and while the overall market for traditional coffees has grown at low single-digit rates, the demand for specialty coffee is growing at a national rate of about 7% per year. Although specialty coffees are still only a small part of the total market – they account for perhaps 10 percent of the total coffee market – the specialty coffee market is the sector of the market that is exhibiting real growth.

These two major trends – the rise of the chains and the growth of the specialty blends – were on display this past year. One example was McDonald’s, which upgraded their coffee as a test. The results were even better than they hoped. Coffee sales went up and the entire breakfast day grew at a faster rate than ever. Recently they announced that they are adding the full range of coffee related drinks, lattes, cappuccinos, blended drinks, etc., that one finds at Starbucks or Peets. There is obviously a growth opportunity here that can benefit Farmer Brothers.

One attraction of specialty coffees is that many specialty coffee drinkers are less price sensitive than traditional coffee drinkers. There are other attractions, according to the National Coffee Association: Among adults in America, 16% drink specialty coffee daily, and 63% have had a cup of specialty coffee in the past year, and the average drinker of specialty coffee has 2.3 cups of coffee per day. In short, this is an important market – and we saw a need and a benefit to strengthening our products and expertise to better serve the demand for specialty coffees.

As we considered these trends this past year, we were fortunate to discover that Coffee Bean International Inc. (or CBI, as we call them) was up for sale. It has grown into one of the largest specialty coffee roasters in the US, and it has a well-earned reputation as high quality roaster and supplier. After many months of work – and after much thought about CBI, our industry, and how we and CBI meet our customers’ needs – we concluded that CBI would be a good fit with Farmer Brothers. This is your Company’s first acquisition in more than 30 years, so we wanted to be especially careful and especially disciplined in making sure that this acquisition would create value for stockholders – and that it would fit well with the rest of our family.

•      As a wholesaler, CBI approaches its market much the same way we do: one customer at a time.

•      CBI brings great managers in key areas of the business, including production & supply chain, marketing and brand development and coffee buying and coffee blend development – its senior team includes some of the most skillful coffee people we know.

•      While Farmer Bros sells to the sector of the market that accounts for up to 90% of the coffee sold in the country, CBI specializes in the growing specialty coffee market – and CBI has a record of double digit rates of growth.

•      While Farmer Bros has a fledgling national accounts program that is starting to show some success; CBI has an established national accounts program that has focused primarily on specialty coffee.

•      Whereas Farmer Bros. distributes to its customers by direct-store delivery, which makes us a strong regional supplier, we do not distribute extensively beyond the Mississippi River – and this has limited our attractiveness as a national supplier. In contrast, CBI has no direct-store delivery system, and has learned to use a variety of other means of serving customers nationally.

•      While Farmer Bros distributes largely to independent restaurant and food service operators, CBI diversifies our base of customers – it sells to the independent coffee houses, to national chain restaurants and food service operators, and CBI has a growing business with private-label customers who include large regional and national retailers such as grocery chains, department stores and mass merchandisers who want to offer quality coffees under their own strong brands.

•      Finally, the two companies approach coffee roasting in very different ways. Farmer Bros roasts a line of coffees with high-volume roasting and packaging equipment – this helps us control our production costs and delivers coffee that is consistently good, which is important to the price driven independent restaurant and food service operator. In contrast, CBI uses artisan-roasting techniques – it uses hand-tended roasting processes with small batches and its coffees are especially prized by coffee houses and others who love the unique flavors and the character of its specialty coffees, and, who are accustomed to higher prices.

We are well along with our integration of CBI into Farmer Bros. It operates as an independent subsidiary, but each business feeds the other. As a Company, we, and I emphasize the “WE”, now can provide an unmatched product list (for both coffee and allied products), and delivery and service options that meet the needs of virtually any customer, small or large. As CBI and Farmer Bros expand our combined efforts to develop and service old and new customers alike we believe that increasingly profitable and complementary opportunities will occur.

The growth initiatives we have discussed in the past will be continued in the coming year. Some of these will be enhanced by CBI. Others will continue as originally planned. Let me summarize some of the most important of those efforts.

•      We are trying to grow our route sales revenues through new products, product revitalization, channel penetration and geographic expansion.

•      Some of this is going to require additional investment in production and packaging, and facilities. We believe our plans will ensure that these investments will create value for stockholders.

•      Some of this will require changes in the way our people work. These will be difficult steps, but we believe that the people of Farmer Bros. understand that everyone’s future will be less bright if we don’t take these hard steps in the near term.

•      We are helping CBI’s management team to apply their marketing and account management model and skills to a broader range of products and services.

•      The possibilities are exciting, for example, applying their marketing skills and approaches to the legacy products of Farmer Bros., or harnessing Farmer Brothers’ very strong distribution capabilities to move CBI’s products to customers.

•      We are developing flexible pricing and product options to meet the needs of a broader range of customers, both to hold onto business and to take market share.

•      We are testing our mobile sales system even now, and believe all of our 600+ route sales representatives will be live on the system before our next annual meeting. When this network is operating, it will constitute one of the largest truck-based point-of-sale systems anywhere. It will give us real-time invoicing and inventory control; it will give us real-time information on the products that customers want and profitability per product, per customer and per truck.

The capital investments required to reposition our Company, accelerate our growth and realize the potential from our acquisition will be significant. However, they are necessary and, we strongly believe, they will generate superior long term returns on our stockholders’ capital.

First, we will need new manufacturing capacity if we are to deliver greater volumes. Over the next two years we expect to spend in excess of $12 million for a new plant in Portland to roast larger volumes – more efficiently – of CBI’s specialty blends. In addition, we are preparing to spend up to $10 million more here in Torrance to upgrade our plant, which hasn’t had major improvements, outside of the computer systems, in many years.

We will also need to add some additional resources, some people with special skills – our costs for salaries, and related support and fringe benefits – will likely increase by $1 million annually.

In addition, we expect to spend more through new programs of incentive compensation. The Proposal 3 that stockholders approved today is a key component of this – it is part of a larger effort to more directly incentivize key managers. We believe it will help us take the next step in aligning our employees’ interests with the interests of stockholders – and we firmly believe this is a crucial tool for the Company’s future success.

And so, back to the question that the original Mr. Farmer was fond of asking, “What have you done for Farmer Bros. today?” Here is how we would answer:

•      We have invested in the right business – in CBI – which serves the fastest growing sub-market within our industry, and has great people, great products and a great opportunity to leverage our existing strengths to grow its business;

•      We are harnessing the expertise within Farmer Bros and CBI to launch programs on many fronts in an effort to restore growth to our sales;

•      We are investing in the right facilities to deliver the volumes to support the increases we are hoping to achieve in sales;

•      We are investing in the right expertise to help us cut our product costs, distribute our products better, organize our warehouses better and control our inventories better – all in an effort to make this Company more efficient in delivering its products and more effective in selling them.

I can tell you, without hesitation as we begin this Company’s second century that we believe Farmer Bros. is on track to be as strong as ever. Our road ahead won’t be easy – there is still much to do before we reach 100. This is still a work in progress, but we have a plan, we have the people, the core business, the capital and the sense of urgency to get the job done.

I hope Mr. Farmer would be pleased with the progress so far, and look forward to bringing you more news next year.